Exhibit 10.58

DATED 16 JANUARY 2008

(1)	ARCH DIGITAL HOLDINGS LIMITED as the “Chargor”

(2)	GOTTEX FUND MANAGEMENT Sarl as the “Chargee”

EQUITABLE MORTGAGE OF SHARES

ii

THIS MORTGAGE is made on 16 January 2008

BETWEEN:

1.	ARCH DIGITAL HOLDINGS LIMITED, a company incorporated in the British Virgin Islands and having its registered office at Commence Chambers, PO Box 2208, Road Town, Tortola, British Virgin Islands (the “Chargor”); and

2.	GOTTEX FUND MANAGEMENT Sarl, a company incorporated in Switzerland and having its principal office at Avenue de Rhodanie 48, CH-1007 Lausanne, Switzerland (the “Chargee”).

WHEREAS:

(A)	The Chargor is the registered holder of the legal title to the Shares (as defined below).

(B)	As security for payment of the Secured Obligations, the Chargor agrees to charge in favour of the Chargee, as Agent on behalf of the Finance Parties (each term as defined in the Facility Agreement), all legal and beneficial title and interest in and to the Shares owned by it (the “Mortgage”).

NOW THEREFORE, for good and valuable consideration (the receipt and adequacy of which is hereby acknowledged) and in order to induce the Chargee to enter in to the Facility Agreement, IT IS AGREED as follows:

1.	INTERPRETATION

1.1	In this Mortgage, unless the context otherwise requires,

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in the Cayman Islands, Hong Kong and New York;

“Charged Property” means all beneficial and legal title of the Chargor in and to the Shares and all rights in connection therewith and any shares, securities, cash or other property deriving thereform;

“Event of Default” has the meaning given in the Facility Agreement;

“Facility Agreement” means a $75,000,000 facility agreement between the Arc Capital Holdings Limited (the “Borrower”), the Original Lenders (as defined therein) and Gottex Fund Management Sarl (as Agent for the Finance Parties (as defined therein)), dated 16 January 2008;

“Mortgage” means this equitable mortgage in respect of the Shares;

“Parties” means the parties to this Mortgage;

“Secured Obligations” means all present and future obligations and liabilities of any nature (whether actual or contingent, matured, liquidated or unliquidated and whether owed jointly or severally and whether as principal or surety or in any other capacity whatsoever) of the Borrower due, owing or incurred under or in connection with any of the Finance Documents to the Chargee (including, without limitation, under any amendment, supplement or restatement of any of the Finance Documents) in any currency or currencies, in each case together with all interest accruing thereon whether before or after judgment, and all costs, charges and expenses incurred by any of the Lenders in connection with the protection, preservation or Enforcement of its respective rights under the Finance Documents or any other document evidencing or securing any such liabilities and references to the Secured Obligations include references to any part of them;

“Security Interest” means any mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect;

“Security Period” means the period commencing on the date of execution of this Mortgage and terminating upon the full and final discharge of the Secured Obligations; and

“Shares” has the meaning given in Schedule 1.

1.2	In this Mortgage:

(a)	references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are reenactments (whether with or without modification);

(b)	references to clauses, recitals and schedules are references to clauses hereof, recitals hereof and schedules hereto; references to sub-clauses or paragraphs are, unless otherwise stated, references to sub-clauses of the clause or paragraphs of the schedule in which the reference appears;

(c)	references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine or neuter and vice versa; and

(d)	references to persons shall include companies, partnerships, associations and bodies of persons, whether incorporated or unincorporated;

(e)	references to assets include property, rights and assets of every description; and

(f)	references to any document are to be construed as references to such document as amended or supplemented from time to time.

2.	CHARGOR REPRESENTATION AND WARRANTIES

The Chargor hereby represents and warrants to the Chargee that:

(a)	the Chargor is the legal and beneficial owner of all of the Charged Property free from any Security Interest and any options or rights of pre-emption (other than that created by this Mortgage);

(b)	the Chargor has and will have full power and authority to enable it to enter into and perform its obligations under this Mortgage;

(c)	this Mortgage constitutes the Chargor’s legal, valid and binding obligations enforceable against the Chargor in accordance with its terms;

(d)	all licences, consents, exemptions, clearance filings, registration, payments of taxes, notarisation and authorisations as are or may be necessary or desirable to enable it to enter into this Mortgage have been obtained and are, and will remain, in full force and effect; and

(e)	this Mortgage is effective to create a valid and enforceable first priority fixed charge and first equitable mortgage upon the Charged Property in favour of the Chargee ranking in priority to the interests of any trustee in bankruptcy (or similar officer) or creditor of the Chargor.

3.	SECURITY

3.1	The Chargor hereby mortgages to the Chargee by way of a first equitable mortgage and charges to the Chargee by way of a first fixed charge, all of the legal and beneficial right, title and interest in and to the Charged Property including all benefits, present and future, actual and contingent accruing in respect of the Charged Property.

3.2	Unless the Chargee waives the requirement for any of the same, the Chargor hereby agrees immediately upon execution of this Mortgage to deliver, or cause to be delivered, to the Chargee:

(a)	any documents of the Chargor evidencing its authority to execute of this Mortgage;

(b)	a duly executed undated share transfer certificate in respect of the Shares in favour of the Chargee or its nominees in the form set out in Schedule 2 to this Mortgage;

(c)	all share certificates (if any) representing the Shares; and

(d)	an undertaking from each of the companies named in Schedule 1 to register transfers of such number of its shares as comprise the Charged Property to the Chargee or its nominee in the form set out in Schedule 3 to this Mortgage.

3.3	The Chargor shall enter particulars of this Mortgage in its Register of Mortgages and Charges to comply with Section 54 of the Companies Law (as amended) of the Cayman Islands and undertakes to deliver a certified true copy of such updated Register of Mortgages and Charges within five Business Days after the date hereof.

3.4	The Chargor undertakes to procure that the Register of Members of each of the companies named in Schedule 1 is amended to include a notation thereon that the Shares have been charged pursuant to this Mortgage and (unless the Chargor otherwise agrees) to file this Mortgage with the Registrar of Corporate Affairs in the British Virgin Islands as a charge on the assets of the Chargor within five Business Days after the date hereof.

3.5	The Chargor hereby covenants that during the Security Period it will remain the legal and beneficial owner of the Charged Property (subject only to the Security Interests hereby created) and that it will not:

(a)	create or suffer the creation of any Security Interests (other than those created by this Mortgage) on or in respect of the whole of any part of the Charged Property or any of its interest therein; or

(b)	sell, assign, lend, dispose of, transfer or otherwise deal with any of its interest in the Charged Property in any such case, without the prior consent in writing of the Chargee.

3.6	The Chargor shall remain liable to perform all the obligations assumed by it in relation to the Charged Property and the Chargee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Chargor to perform its obligations in respect thereof.

3.7	Upon the Chargee being satisfied that the Secured Obligations have been unconditionally and irrevocably paid and discharged in full, and following a written request therefor from the Chargor, the Chargee will release the security constituted by this Mortgage.

4.	DEALINGS WITH CHARGED PROPERTY

4.1	Unless and until the occurrence of an Event of Default and for so long as such Event of Default continues unremedied:

(a)	the Chargor shall be entitled to exercise all voting and consensual powers pertaining to the Charged Property or any part thereof for all purposes consistent with the terms of this Mortgage; and

(b)	the Chargor shall be entitled to receive and retain all dividends, interest or other moneys or assets accruing on or in respect of the Charged Property or any part thereof.

4.2	The Chargor shall pay all calls, installments or other payments and shall discharge all other obligations, which may become due in respect of any of the Charged Property and for so long as an Event of Default continues unremedied, the Chargee may if it thinks fit make such payments or discharge such obligations on behalf of the Chargor. Any sum so paid by the Chargee in respect thereof shall be repayable on demand and pending such repayment shall constitute part of the Secured Obligations.

4.3	The Chargee shall not have any duty to ensure that any dividend, interest or other moneys and assets receivable in respect of the Charged Property are duly and punctually paid, received or collected as and when the same become due and payable or to ensure that the correct amounts (if any) are paid or received on or in respect of the Charged Property or to ensure the taking up of any (or any offer of any) stocks, share, rights, moneys or other property paid, distributed, accruing or offered at any time by way of redemption, bonus, rights, preference, or otherwise on or in respect of, any of the Charged Property.

4.4	The Chargor hereby authorises the Chargee to arrange, at any time after the occurrence of an Event of Default and for so long as such Event of Default continues unremedied, for the Charged Property or any part thereof to be registered in the name of the Chargee (or its nominee) thereupon to be held, as so registered, subject to the terms of this Mortgage.

5.	PRESERVATION OF SECURITY

5.1	It is hereby agreed and declared that:

(a)	the security created by this Mortgage shall be held by the Chargee as a continuing security for the payment and discharge of the Secured Obligations only and the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the Secured Obligations;

(b)	the Chargee shall not be bound to enforce any other security before enforcing the security created by this Mortgage;

(c)	no delay or omission on the part of the Chargee in exercising any right, power or remedy under this Mortgage shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies herein provided are cumulative and not exclusive of any rights, powers and remedies provided by law and may be exercised from time to time and as often as the Chargee may deem expedient; and

(d)	any waiver by the Chargee of any terms of this Mortgage shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given.

5.2	Any settlement or discharge under this Mortgage between the Chargee and the Chargor shall be conditional upon no security or payment to the Chargee by the Chargor or any other person being avoided or set aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force and, if such condition is not satisfied, the Chargee shall be entitled to recover from the Chargor on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

5.3	The rights of the Chargee under this Mortgage and the security hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, in whole or in part, including without limitation, and whether or not known to or discoverable by any of the companies named in Schedule 1, the Chargor, the Chargee or any other person:

(a)	any waiver granted to or composition with the Chargor, the companies named in Schedule 1 or any other person;

(b)	the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any right, remedy or security against the Chargor, the companies named in Schedule 1 or any other person;

(c)	any legal limitation, disability, incapacity or other circumstance relating to the Chargor, the companies named in Schedule 1 or any other person;

(d)	any amendment or supplement to the Agreement or any other document or security; or

(e)	the bankruptcy, dissolution, liquidation, amalgamation, reconstruction or reorganisation of the Chargor, the companies named in Schedule 1 or any other person.

5.4	Until the Secured Obligations have been unconditionally and irrevocably satisfied and discharged to the satisfaction of the Chargee, the Chargor shall not by virtue of any payment made hereunder on account of the Secured Obligations or by virtue of any enforcement by the Chargee of its rights under, or the security constituted by, this Mortgage or by virtue of any relationship between or transaction involving the Chargor and the companies named in Schedule 1 (whether such relationship or transaction shall constitute the Chargor a creditor of the companies named in Schedule 1, a guarantor of the obligations of the companies named in Schedule 1 or in part subrogated to the rights of others against the companies named in Schedule 1 or otherwise howsoever and whether or not such relationship or transaction shall be related to, or in connection with, the subject matter of this Mortgage):

(a)	exercise any right of subrogation in relation to any rights, security or moneys held or received or receivable by the Chargee or any person;

(b)	exercise any right of contribution from any co-surety liable in respect of such moneys and liabilities under any other guarantee, security or agreement;

(c)	exercise any right of set-off or counterclaim against the companies named in Schedule 1 or any co-surety;

(d)	receive, claim or have the benefit of any payment, distribution, security or indemnity from the companies named in Schedule 1 or any co-surety; or

(e)	unless so directed by the Chargee (when the Chargor will prove in accordance with such directions), claim as a creditor of the companies named in Schedule 1 or any co-surety in competition with the Chargee.

The Chargor shall hold in trust for the Chargee and forthwith pay or transfer (as appropriate) to the Chargee any such payment (including an amount to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it.

5.5	Until the Secured Obligations have been unconditionally and irrevocably satisfied and discharged in full to the satisfaction of the Chargee, the Chargee may at any time keep in a separate account or accounts (without liability to pay interest thereon) in the name of the Chargee for as long as it may think fit, any moneys received recovered or realised under this Mortgage or under any other guarantee, security or agreement relating in whole or in part to the Secured Obligations without being under any intermediate obligation to apply the same or any part thereof in or towards the discharge of such amount; provided that the Chargee shall be obliged to apply amounts standing to the credit of such account or accounts once the aggregate amount held by the Chargee in any such account or accounts opened pursuant hereto is sufficient to satisfy the outstanding amount of the Secured Obligations in full.

6.	ENFORCEMENT OF SECURITY

6.1	Upon the occurrence of an Event of Default the security hereby constituted shall become immediately enforceable and the rights of enforcement of the Chargee under this Mortgage shall be immediately exercisable upon and at any time thereafter and, without prejudice to the generality of the foregoing the Chargee without further notice to the Chargor:

(a)	may solely and exclusively exercise all voting and/or consensual powers pertaining to the Charged Property or any part thereof and may exercise such powers in such a manner as the Chargee may think fit; and/or

(b)	may receive and retain all dividends, interest or other moneys or assets accruing on or in respect of the Charged Property or any part thereof, such dividends, interest or other moneys or assets to be held by the Chargee, until applied in the manner described in clause 6.4, as additional security charged under and subject to the terms of this Mortgage and any such dividends, interest and other moneys or assets received by the Chargor after such time shall be held in trust by the Chargor for the Chargee and paid or transferred to the Chargee on demand; and/or

(c)	may sell, transfer, grant options over or otherwise dispose of the Charged Property or any part thereof at such place and in such manner and at such price or prices as the Chargee may deem fit, and thereupon the Chargee shall have the right to deliver, assign and transfer in accordance therewith the Charged Property so sold, transferred, granted options over or otherwise disposed of.

6.2	The Chargee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Mortgage or to make any claim or to take any action to collect any moneys assigned by this Mortgage or to enforce any rights or benefits assigned to the Chargee by this Mortgage or to which the Chargee may at any time be entitled hereunder.

6.3	Upon any sale of the Charged Property or any part thereof by the Chargee, the purchaser shall not be bound to see or enquire whether the Chargee’s power of sale has become exercisable in the manner provided in this Mortgage and the sale shall be deemed to be within the power of the Chargee, and the receipt of the Chargee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

6.4	All moneys received by the Chargee pursuant to this Mortgage shall be held by it upon trust in the first place to pay or make good all such expenses, liabilities, losses, costs, duties, fees, charges or other moneys whatsoever as may have been paid or incurred by the Chargee in exercising any of the powers specified or otherwise referred to in this Mortgage and the balance shall be applied in the following manner:

(a)	FIRSTLY: in or towards satisfaction of any amounts in respect of the balance of the Secured Obligations as are then accrued due and payable or are then due and payable by virtue of payment demanded, in such order or application as the Chargee shall think fit;

(b)	SECONDLY: in retention of an amount equal to any part or parts of the Secured Obligations as are or are not then due and payable but which (in the sole and absolute opinion of the Chargee) will or may become due and payable in the future and, upon the same becoming due and payable, in or towards satisfaction thereof in accordance with the foregoing provisions of this clause 6.4; and

(c)	THIRDLY: the surplus (if any) shall be paid to the Chargor or to whomsoever else may be entitled thereto.

6.5	Neither the Chargee nor its agents, managers, officers, employees, delegates and advisers shall be liable for any claim, demand, liability, loss, damage, cost or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions hereunder in the absence of gross negligence, dishonesty or willful default.

6.6	The Chargee shall not by reason of the taking of possession of the whole or any part of the Charged Property or any part thereof be liable to account as mortgagee-in-possession or for anything except actual receipts or be liable for any loss upon realisation or for any default or omission for which a mortgagee-in-possession might be liable.

7.	FURTHER ASSURANCES

The Chargor shall execute and do all such assurances, acts and things as the Chargee in its absolute discretion may require for:

(a)	perfecting, protecting or ensuring the priority of the security hereby created (or intended to be created);

(b)	preserving or protecting any of the rights of the Chargee under this Mortgage;

(c)	ensuring that the security constituted by this Mortgage and the covenants and obligations of the Chargor under this Mortgage shall enure to the benefit of any assignee of the Chargee;

(d)	facilitating the appropriation or realisation of the Charged Property or any part thereof; or

(e)	the exercise of any power, authority or discretion vested in the Chargee under this Mortgage,

in any such case, forthwith upon demand by the Chargee and at the expense of the Chargor.

8.	POWER OF ATTORNEY

8.1	The Chargor, by way of security and in order more fully to secure the performance of its obligations hereunder, hereby irrevocably appoints the Chargee and the persons deriving title under it jointly and also severally to be its attorney to execute and complete in favour of the Chargee or its nominees or of any purchaser any documents which the Chargee may from time to time require for perfecting its title to or for vesting any of the assets and property hereby charged or assigned in the Chargee or its nominees or in any purchaser and to give effectual discharges for payments, to take and institute on non-payment (if the Chargee in its sole discretion so decided) all steps and proceedings in the name of the Chargor or of the Chargee for the recovery of such moneys, property and assets hereby charged and to agree accounts and make allowances and give time or other indulgence to any surety or other person liable and otherwise generally for it and in its name and on its behalf and as its attorney act and by deed, in person or otherwise resolve, execute, seal and deliver and otherwise perfect and do any such legal assignments and other assurances, charges, authorities and documents over the moneys, property and assets hereby charged, and all such deeds, instruments, acts and things (including, without limitation, those referred to in Clause 8.1) which may be required for the full exercise of all or any of the powers conferred or which may be deemed proper on or in connection with any of the purposes aforesaid. This power shall, for the avoidance of doubt, extend to and include the ability to resolve on behalf of the Chargor to appoint directors of the Chargee’s choosing to the board of a company named in Schedule 1 following the occurrence of an Event of Default and to execute any instrument of title or transfer in respect of any Charged Shares. Notwithstanding any other provision of this Clause 8.1, such power shall not be exercisable by or on behalf of the Chargee as the case may be until (i) an Event of Default has occurred and is subsisting and (ii) no such attorney shall, in exercise of such power cause the Chargor to incur obligations other than those expressly contemplated by this Mortgage or cause the Chargor to incur any liability for any expenditure other than expenditure limited in amount and recourse to available funds (if any) or realisation of the Charged Property.

8.2	The power hereby conferred shall be a general power of attorney and the Chargor hereby ratifies and confirms and agrees to ratify and confirm any instrument, act or thing which any such attorney may execute or do pursuant to Clause 8.1. In relation to the power referred to herein, the exercise by the Chargee of such power shall be conclusive evidence of its right to exercise the same.

9.	NOTICES

Any notice required to be given hereunder shall be in writing in the English language and shall be served by sending the same by prepaid recorded post, facsimile or telecopy or by delivering same by hand to the address of the Party or Parties in question as set out below (or such other address as such Party or Parties shall notify the other Parties of in accordance with this clause). Any notice sent by post as provided in this clause shall be deemed to have been serviced five Business Days after despatch and any notice sent by facsimile or telecopy as provided in this clause shall be deemed to have been served at the time of despatch and in proving the service of the same it will be sufficient to prove in the case of a letter that such letter was properly stamped, addressed and placed in the post; and in the case of a facsimile or telecopy that such facsimile or telecopy was duly despatched to a current facsimile or telecopy number of the addressee.

Chargor:

Address for notices: Tel: Fax: Email: Attention:	16F, St John’s Building 33 Garden Road Central, Hong Kong +852 2918 0088 +852 2918 0881 j.lewis@pacific-alliance.com Jon Lewis, General Counsel

Chargee:

Address for notices: Tel: Fax: Email: Attention:	Avenue de Rhodanie 48 CH-1007 Lausanne Switzerland +41 21 617 1550 +41 21 617 3380 HFControl@gottexfunds.com Tim Roniger, CFO/COO

10.	ASSIGNMENTS

10.1	This Mortgage shall be binding upon and shall enure to the benefit of the Chargor and the Chargee and each of their respective successors and (subject as hereinafter provided) assigns and references in this Mortgage to any of them shall be construed accordingly.

10.2	The Chargor may not assign or transfer all or any part of its rights and/or obligations under this Mortgage.

10.3	The Chargee may assign or transfer all or any part of its rights or obligations under this Mortgage to any assignee or transferee without the consent of the Chargor. The Chargee shall notify the Chargor promptly following any such assignment or transfer.

11.	MISCELLANEOUS

11.1	The Chargee, at any time and from time to time, may delegate by power of attorney or in any other manner to any person or persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Chargee under this Mortgage in relation to the Charged Property or any part thereof. Any such delegation may be made upon such terms and be subject to such regulations as the Chargee may think fit. The Chargee shall not be in any way liable or responsible to the Chargor for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate provided the Chargee has acted reasonably in selecting such delegate.

11.2	If any clause, condition, covenant or restriction (the “Provision”) of this Mortgage or any deed or document emanating from it shall be found to be void but would be valid if some part thereof were deleted or modified, then the Provision shall apply with such deletion or modification as may be necessary to make it valid and effective.

11.3	This Mortgage (together with any documents referred to herein) constitutes the whole agreement between the Parties relating to its subject matter and no variations hereof shall be effective unless made in writing and signed by each of the Parties.

11.4	The headings in this Mortgage are inserted for convenience only and shall not affect the construction of this Mortgage.

11.5	This Mortgage may be executed in counterparts each of which when executed and delivered shall constitute an original but all such counterparts together shall constitute one and the same instrument.

12.	LAW AND JURISDICTION

12.1	Governing Law

This Mortgage is governed by and shall be construed in accordance with laws of the Cayman Islands.

12.2	Cayman Courts

The courts of the Cayman Islands have jurisdiction to settle any disputes (a “Dispute”) arising out of, or connected with this Mortgage (including a dispute regarding the existence, validity or termination of this Mortgage or the consequences of its nullity) and the Chargor irrevocably submits to the jurisdiction of such courts. The Chargor agrees that the process by which any proceedings in the Cayman Islands are begun may be served on it by being delivered to the Chargor at the address specified in Clause 9 above.

12.3	Convenient Forum

The parties agree that the courts of the Cayman Islands are the most appropriate and convenient courts to settle Disputes between them and, accordingly, that they will not argue to the contrary.

12.4	Non-exclusive Jurisdiction

This Clause 12 is for the benefit of the Chargee only. As a result and notwithstanding Clause 12.2, it does not prevent the Chargee from taking proceedings relating to a Dispute in any other courts with jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by law.

SCHEDULE 1

CHARGED PROPERTY

Name of Company & Company No. Pypo Digital Company Limited	Registered Address Cricket Square Hutchins Drive P.O. Box 2681 Grand Cayman KY1-1111 Cayman Islands	No. of Shares All held by Chargor

For the purposes of this Mortgage, the shares described in this schedule shall be referred to collectively in this Mortgage as the “Shares”.

SCHEDULE 2

[COMPANY NAME] (THE “COMPANY”)

SHARE TRANSFER CERTIFICATE

ARCH DIGITAL HOLDINGS LIMITED (the “Transferor”), for good and valuable consideration received from [AGENT] (the “Transferee”), do hereby:

(1)	transfer to the Transferee [ ] shares in the capital of the Company (the “Shares”) standing in our name in the register of the Company, free of any liens, encumbrances or other restrictions thereon; and

(2)	consent that my name remains on the register of the Company until such time as the Company enters the Transferee’s name in the register of the Company.

And we, the Transferee, do hereby agree to take the Shares subject to the same conditions

As Witness Our Hands

Signed by the Transferor on

[date]

in the presence of:

Witness	Transferor

Signed by the Transferee on

[date]

in the presence of:

Witness	Transferee

SCHEDULE 3

Pypo Digital Company Ltd.

Gottex Fund Management Sarl

(the “Chargee”)

[date]

Dear Sirs

ARCH DIGITAL HOLDINGS LIMITED — Mortgage of Shares

We refer to the equitable mortgage of shares between ARCH DIGITAL HOLDINGS LIMITED (the “Chargor”) and the Chargee (the “Mortgage”) whereby, inter alia, the Chargor has granted a charge over the Charged Property, including [    ] shares in the capital of the Company (the “Shares”), in favour of the Chargee.

This letter of undertaking is given pursuant to clause 3.2(d) of the Mortgage.

The Company hereby irrevocably and unconditionally undertakes to register in the Company’s register of members any and all share transfers to the Chargee or its nominee in respect of the Charged Shares submitted to the Company by the Chargee.

The Company hereby represents and warrants that (i) the Shares are issued fully paid to and registered in the name of the Chargor and there are no moneys or liabilities outstanding in respect of the issue thereof; and (ii) it will not issue any further shares or permit the transfer or redemption of the Shares without the Chargee’s consent or until the termination of the Mortgage, whichever is sooner.

Capitalised words and expressions used in this letter which are not expressly defined herein have the meanings ascribed to them in the Mortgage.

This letter is governed by and construed in accordance with the laws of the Cayman Islands.

EXECUTED and DELIVERED as a deed by	)
[ ]	)
in the presence of:	)
)
	) )	Name: Title: Director
Witness
Name:
Address:

IN WITNESS WHEREOF the parties hereto have caused this Mortgage to be duly executed as a deed the day and year first before written.

EXECUTED and DELIVERED as a deed by ARCH DIGITAL HOLDINGS LIMITED in the presence of:	) )	/s/ Allan Liu
	) )	Name: Allan Liu Title: Director
/s/ Christie Ching	)
Witness	)
Name: Christie Ching
Address: 16/F., St. John’s Building 33 Garden Road, Hong Kong

EXECUTED and DELIVERED as a deed by GOTTEX FUND MANAGEMENT SARL in the presence of:	) )	/s/ Joachim Gottschalk
	) )	Name: Joachim Gottschalk Title: CEO
/s/ Josephine B. Teich	)
Witness	)
Name: Josephine B. Teich		/s/ Tim Roniger
Address: Gottex Fund Management Sarl Avenue de Rhodaine 68 1007 Lausanne Switzerland		Name: Tim Roniger Title: CFO